EXHIBIT 10.11













                          CHESAPEAKE CORPORATION

                          401(k) RESTORATION PLAN





























                           Effective May 1, 1996










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                             TABLE OF CONTENTS

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                                                                       Page
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INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE I
DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

    1.01.    Administrator . . . . . . . . . . . . . . . . . . . . . . .  2
    1.02.    Beneficiary or Beneficiaries. . . . . . . . . . . . . . . .  2
    1.03.    Change in Control . . . . . . . . . . . . . . . . . . . . .  2
    1.04.    Code. . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.05.    Committee . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.06.    Company . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.07.    Compensation. . . . . . . . . . . . . . . . . . . . . . . .  2
    1.08.    Control Change Date . . . . . . . . . . . . . . . . . . . .  2
    1.09.    Deferral Election Form. . . . . . . . . . . . . . . . . . .  3
    1.10.    Deferral Year . . . . . . . . . . . . . . . . . . . . . . .  3
    1.11.    Deferred Account. . . . . . . . . . . . . . . . . . . . . .  3
    1.12.    Deferred Benefit. . . . . . . . . . . . . . . . . . . . . .  3
    1.13.    Election Date . . . . . . . . . . . . . . . . . . . . . . .  3
    1.14.    Eligible Employee . . . . . . . . . . . . . . . . . . . . .  3
    1.15.    Investment Options. . . . . . . . . . . . . . . . . . . . .  3
    1.16.    Participant . . . . . . . . . . . . . . . . . . . . . . . .  3
    1.17.    Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    1.18.    Terminate, Terminating, or Termination. . . . . . . . . . .  4

ARTICLE II
PARTICIPATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

ARTICLE III
DEFERRAL ELECTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

    3.01.    Timing of Election. . . . . . . . . . . . . . . . . . . . .  6
    3.02.    Effect of No Election . . . . . . . . . . . . . . . . . . .  7

ARTICLE IV
ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

    4.01.    Crediting of Accounts . . . . . . . . . . . . . . . . . . .  8
    4.02.    Vesting . . . . . . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE V
INVESTMENT OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

    5.01.    Investment Funds. . . . . . . . . . . . . . . . . . . . . .  9
    5.02.    Earnings on the Interest Fund . . . . . . . . . . . . . . .  9
    5.03.    Earnings on the Stock Fund. . . . . . . . . . . . . . . . .  9

ARTICLE VI
DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

    6.01.    Timing of Distributions . . . . . . . . . . . . . . . . . . 10
    6.02.    Form of Distributions . . . . . . . . . . . . . . . . . . . 10
    6.03.    Effect of Code Limitations. . . . . . . . . . . . . . . . . 10
    6.04.    Beneficiary Designation . . . . . . . . . . . . . . . . . . 10
    6.05.    Change in Control . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE VII
COMPANY'S OBLIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE VIII
AMENDMENT AND TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . 13

    8.01.    Amendment.. . . . . . . . . . . . . . . . . . . . . . . . . 13
    8.02.    Termination . . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE IX
ADMINISTRATION OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . 14

    9.01.    The Committee.. . . . . . . . . . . . . . . . . . . . . . . 14
    9.02.    Indemnification of the Committee. . . . . . . . . . . . . . 14
    9.03.    Powers of the Committee.. . . . . . . . . . . . . . . . . . 14
    9.04.    Information.. . . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE X
MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

    10.01.   Control by Participant. . . . . . . . . . . . . . . . . . . 15
    10.02.   Claims against Participant's Deferred Benefits. . . . . . . 15
    10.03.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . 15
    10.04.   Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . 15
    10.05.   Construction. . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE XI
ADOPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

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                               INTRODUCTION


     The Board of Directors of Chesapeake Corporation has adopted the Chesapeake Corporation 401(k) Restoration Plan effective May 1, 1996 (the "Effective Date"). The Board determined that the adoption of the Plan would assist it in attracting and retaining those employees whose judgment, abilities and experience will contribute to its continued progress. The purpose of the Plan is to restore lost opportunities for pre-tax deferral under the Chesapeake Corporation 401(k) Savings Plan for Salaried Employees by permitting eligible employees to defer a portion of their salary. Eligible Employees are selected by the Committee to participate in the Plan.

     The Plan is intended to be unfunded and maintained primarily for the purpose of providing deferred compensation for a "select group of management or highly compensated employees" (as such phrase is used in the Employee Retirement Income Security Act of 1974). The Plan must be administered and construed in a manner that is consistent with that intent.



                                ARTICLE I

                               DEFINITIONS

The following terms have the indicated meanings:

1.011. Administrator means the person or entity appointed by the Committee to carry out the day-to-day administration of the Plan.

1.012. Beneficiary or Beneficiaries means, unless a Participant elects otherwise on a form approved by the Administrator, a person or persons or other entity that a Participant designates on a beneficiary designation form to receive benefits under the Chesapeake Corporation 401(k) Savings Plan for Salaried Employees (the Savings Plan) or if a Participant does not execute a valid beneficiary designation form under the Savings Plan, then the default beneficiary provisions of the Savings Plan will apply. If a Participant validly executes the Plan's beneficiary designation form for Deferred Benefit payments, then Beneficiary or Beneficiaries means the person or persons or other entity designated on such form.

1.013. Change in Control means a "Change in Control" as defined in the Chesapeake Corporation Benefits Plan Trust.

1.014.    Code means the Internal Revenue Code of 1986, as amended.

1.015. Committee means the Executive Compensation Committee of the Board of Directors of Chesapeake Corporation.

1.016. Company means Chesapeake Corporation, and any affiliate of Chesapeake Corporation; any successor business by merger, purchase, or otherwise that maintains the Plan.

1.017. Compensation means a Participant's salary, cash incentive pay and other cash compensation from the Company including any amount that is contributed by the Company pursuant to a salary reduction agreement and which is not includable in the gross income of the Participant under Code
Section 125, 402(a)(8), 402(h) or 403(b). Compensation excludes, however, reimbursements or other expense allowances, cash and non-cash fringe benefits, moving expenses, deferred compensation and other welfare benefits.

1.018. Control Change Date means a "Control Change Date" as defined in the Chesapeake Corporation Benefits Plan Trust.


1.019. Deferral Election Form means the form that a Participant uses to elect to receive a Deferred Benefit pursuant to Article VI. A
Participant's investment election is part of the Participant's Deferral Election Form.

1.10. Deferral Year means a calendar year for which a Participant's Compensation is reduced pursuant to a valid Deferral Election Form.

1.11. Deferred Account means a bookkeeping record established for each Participant who elects to receive a Deferred Benefit. A Deferred Account shall be established only for purposes of measuring a Deferred Benefit and not to segregate assets or to identify assets that may be used to satisfy a Deferred Benefit. A Deferred Account shall be credited with that amount of a Participant's Compensation deferred as a Deferred Benefit according to a Participant's Deferral Election Form. A Deferred Account shall be credited periodically with interest or dividends in accordance with a Participant's investment election under Article V.

1.12. Deferred Benefit means the benefit available to a Participant who has executed a valid Deferral Election Form to defer his Compensation.

1.13. Election Date means the date by which a Participant must submit a valid Deferral Election Form. A Participant's Election Date for a calendar year is December 31 of the immediately preceding calendar year. However, if an individual becomes an Eligible Employee during a Deferral Year, his Election Date shall be a date that is within thirty days after such individual is named as an Eligible Employee. The Election Date for the first year the Plan is in effect is April 30, 1996. Notwithstanding the preceding sentences, the Administrator may set an earlier Election Date for any Deferral Year.

1.14. Eligible Employee means an employee who is designated by the Committee as a participant in the Chesapeake Corporation Executive Supplemental Retirement Plan.

1.15.     Investment Options means the investment funds described in
Article V.

1.16. Participant means an Eligible Employee who has executed or has in effect a valid Deferral Election Form for that Deferral Year. An individual remains a Participant while he is entitled to a Deferred Benefit under the Plan even if he is no longer an Eligible Employee.

1.17.     Plan means the Chesapeake Corporation 401(k) Restoration Plan.

1.18. Terminate, Terminating, or Termination, with respect to a Participant, means the cessation of his employment with the Company for any reason.

                               ARTICLE II

                              PARTICIPATION

    An Eligible Employee becomes a Participant by completing and filing a valid Deferral Election Form according to Article III on or before an Election Date.

                               ARTICLE III

                           DEFERRAL ELECTIONS

3.001. Timing of Election. A deferral election shall be valid when the Deferral Election Form is completed, signed by the electing Participant, and received by the Administrator on or before the Election Date for that Deferral Year. The following provisions apply to deferral elections.

    (a) An Eligible Employee may elect to defer his Compensation for any Deferral Year if he is an Eligible Employee at the beginning of that Defer-ral Year or becomes an Eligible Employee during that Deferral Year.

    (b) Before each Deferral Year's Election Date, each Participant shall be provided with a Deferral Election Form. Using the Deferral Election Form, a Participant may elect on or before the Election Date to defer the receipt of up to 10% of his Compensation for the Deferral Year in one percent increments.

    (c) If he does so before the Election Date, the Administrator may reject any Deferral Election Form or any distribution election form or both that does not conform to the provisions of the Plan. The Administrator may modify any distribution election at any time to the extent necessary to comply with any federal securities laws or regulations. The Administrator's rejection or modification must be made on a uniform basis with respect to similarly situated Participants. If the Administrator rejects a Deferral Election Form, the Participant shall be paid the amounts he would have been entitled to receive if the Participant had not submitted the rejected Deferral Election Form.

    (d) A Participant may not revoke a Deferral Election Form after the Deferral Year begins. Any revocation before the beginning of the Deferral Year has the same effect as a failure to submit a Deferral Election Form. Any writing signed by a Participant expressing an intention to revoke his Deferral Election Form and delivered to the Administrator before the close of business on the relevant Election Date shall be a revocation.

    (e) A Participant's Deferral Election shall remain in effect for subsequent Deferral Years unless revoked or revised by the Election Date for the next Deferral Year.

3.002. Effect of No Election. An Eligible Employee who has not submitted or has in effect a valid Deferral Election Form to the Administrator on or before the relevant Election Date may not defer any part of his Compensation for the Deferral Year.


                               ARTICLE IV

                                ACCOUNTS


4.041.    Crediting of Accounts.

    Deferred Benefits shall be credited to a Deferred Account as of a date to be determined by the Administrator but in no event later than the last day of the month in which the deferred Compensation would have been paid.

4.042.    Vesting.

    A Participant's interest in his Deferred Account shall be fully vested and nonforfeitable when credited.


                                ARTICLE V

                           INVESTMENT OPTIONS

5.051.    Investment Funds.

    (a) A Participant may elect to have his Deferred Account credited with earnings based on an interest rate established by the Committee (the "Interest Fund") or the value of Chesapeake Corporation Common Stock (the "Stock Fund").

    (b) A Participant may elect to allocate his Deferred Account among the Investment Funds in 10% increments.

5.052.    Earnings on the Interest Fund.

    Earnings shall be credited monthly to a Participant's balance in the Interest Fund on the first day of each month. Interest shall be credited until the month of distribution. Unless the Committee changes the basis on which interest shall be determined, earnings credited under the Interest Fund shall be based on the prime rate established by the Company's principal lender as of the last business day of each calendar quarter preceding the day the interest is credited.

5.053.    Earnings on the Stock Fund.

    (a) A Participant's interest in the Stock Fund shall be based on the number of whole and fractional shares of Chesapeake common stock that a Participant could have purchased with amounts deferred from his Compensation based on the closing price of Chesapeake common stock on the New York Stock Exchange on the trading date or the nearest preceding trading date on which the deferred Compensation would be credited to the Participant's Deferred Account under Plan Section 4.01. The value of a Participant's investment in the Stock Fund on any date shall be the value of the Chesapeake common stock (whole and fractional shares) credited to his Deferred Account based on the immediately preceding closing price of Chesapeake common stock on the New York Stock Exchange.

    (b) The Stock Fund also shall be credited with dividends as of any dividend date. A Participant's investment in the Stock Fund shall be credited with the number of whole and fractional shares of Chesapeake common stock that a Participant could have purchased with such dividends based on the closing price of the Chesapeake common stock on such dividend date.

                               ARTICLE VI

                              DISTRIBUTIONS

6.061.    Timing of Distributions.

    Except as provided in Plan section 6.05, all Deferred Benefits, less withholding for applicable income and employment taxes, shall be paid following Termination in accordance with section 6.02.

6.062.    Form of Distributions.

    (a) Deferred Benefits shall be paid in a lump sum unless the Participant elects, subject to the approval of the Committee and no later than the last day of the calendar year in which his Termination occurs, annual installment payments over a period of up to five years. Installment payments will be made in approximately equal amounts during each year of the installment period. Earnings on a Deferred Benefit payable in installments shall continue to accrue on the unpaid balance in accordance with Article V.

    (b) Unless otherwise specified in a Participant's distribution election, any lump sum payment shall be paid or installment payments shall begin on or about February 15 of the year after the Participant's
Termination.

6.063.    Effect of Code Limitations.

    Notwithstanding any other provision of this Plan or a Participant's distribution election, the Committee in its sole discretion may postpone the distribution of all or part of a Deferred Benefit to the extent that the payment would not be deductible under Code section 162(m). A Deferred Benefit distribution that is postponed pursuant to the preceding sentence shall be paid as soon as it is possible to do so within the deduction limitations of Code section 162(m).

6.064.    Beneficiary Designation.

    A Participant or Beneficiary may not assign Deferred Benefits. Unless the Participant delegates a Beneficiary on a beneficiary designation form approved by the Administrator, his beneficiary designation form under the Savings Plan will designate one or more Beneficiaries for all of his Deferred Benefits under the Plan. In the latter case, the terms and conditions of the Savings Plan for naming and revoking beneficiaries will control. Each Beneficiary shall receive his portion of the Participant's Deferred Account on or about February 15 of the year following the Participant's death.

6.065.    Change in Control.

    Notwithstanding any other provision of this Plan or any Deferral Election Form, in the event of a Change in Control, all Deferred Benefits credited to Participants and Beneficiaries shall be paid in a lump sum, in cash, on the Control Change Date.


                               ARTICLE VII

                          COMPANY'S OBLIGATION

    The Company has only a contractual obligation to pay the benefits under the Plan. All benefits are to be satisfied solely out of the general corporate assets of the Company which shall remain subject to the claims of its creditors. No assets of the Company will be segregated or committed to the satisfaction of its obligations to any Participant or Beneficiary under this Plan.

                              ARTICLE VIII

                        AMENDMENT AND TERMINATION

8.081. Amendment. This Plan may be amended, at any time and for any reason, by the Committee. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant to any Deferred Benefit payable under the provisions of the Plan as in effect at the time of the amendment.

8.082. Termination. The Board of Directors of Chesapeake Corporation may terminate the Plan at any time. The termination of this Plan shall not, however, affect any rights of a Participant to any Deferred Benefit payable under the Plan pursuant to the terms of this Plan in effect at the time of such termination.


                               ARTICLE IX

                       ADMINISTRATION OF THE PLAN


9.091.    The Committee.

    The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee may adopt such rules and regulations as may be necessary to carry out the purposes hereof. The Committee's interpretation and construction of any provision of the Plan shall be final and conclusive.

9.092.    Indemnification of the Committee.

    The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of membership on the Committee, excepting only expenses and liabilities arising out of a member's own willful misconduct. Expenses against which a member of the Committee shall be indemnified hereunder shall include without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such Committee member may be entitled.

9.093.    Powers of the Committee.

    In addition to the powers hereinabove specified, the Committee shall have the power to compute and certify the amount and kind of benefits from time to time payable to Participants and their Beneficiaries under the Plan, to authorize all disbursements for such purposes, to appoint the Administrator and to determine whether a Participant is entitled to a benefit under the Plan.

9.094.    Information.

    To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require.

                                ARTICLE X

                              MISCELLANEOUS

10.101.   Control by Participant.

    A Participant shall have no control over Deferred Benefits except according to his Deferral Election Form.

10.102.   Claims against Participant's Deferred Benefits.

    A Deferred Account shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. A Deferred Benefit shall not be subject to attachment or legal process for a Participant's debts or other obligations. Nothing contained in this Plan shall give any Participant any interest, lien, or claim against any specific asset of the Company. A Participant or his Beneficiary shall have no rights other than as a general creditor of the Company.

10.103.   Notices.

    All notices or elections required under the Plan must be in writing. A notice or election shall be deemed delivered if it is delivered personally or sent registered or certified mail to the person at his last known business address.

10.104.   Waiver.

    The waiver of a breach of any provision in this Plan does not operate as and may not be construed as a waiver of any later breach.

10.105.   Construction.

    This Plan shall be adopted and maintained according to the laws of the Commonwealth of Virginia (except its choice-of-law rules). Headings and captions are only for convenience; they do not have substantive meaning. If a provision of this Plan is not valid or enforceable, the validity or enforceability of any other provision shall not be affected. Use of one gender includes all, and the singular and plural include each other.

                               ARTICLE XI

                                ADOPTION

    IN WITNESS WHEREOF, Chesapeake Corporation (the Company) has caused this Plan to be signed by a duly authorized officer, to be effective May 1, 1996.


                              CHESAPEAKE CORPORATION



                              By:


                              Date:                      , 1996